Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 28, 2017 in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-217498) and related Prospectus of Pyxis Tankers Inc. for the registration of $10,000,000 of shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

June 13 , 2017